Exhibit 3.4

Registration No. 54782

BERMUDA

CERTIFICATE OF CONTINUANCE

I hereby in accordance with section 132C(4)(d) of the Companies Act 1981 issue this Certificate of Continuance and do certify that on the 3rd day of July 2019

Fairfax Financial Holdings (Bermuda), Ltd

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 4th day of July 2019

/s/ Maria Boodram
Maria Boodram
for Registrar of Companies

FORM No. 2d

BERMUDA
THE COMPANIES ACT 1981

MEMORANDUM OF CONTINUANCE OF COMPANY LIMITED BY SHARES
Section 132C(2)

MEMORANDUM OF CONTINUANCE
OF
Fairfax Financial Holdings (Bermuda), Ltd

(hereinafter referred to as the "Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. The Company is an exempted company as defined by the Companies Act 1981.

3. The authorised share capital of the Company is CHF 10,126,500 divided into shares of CHF 100 each.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:- N/A

5. Details of Incorporation:

   The Company was incorporated in Switzerland on 14 February 2017 with registration number CHE-138.055.180.

6. The objects of the Company from the date of continuance are unrestricted.

7. The following are provisions regarding the powers of the Company –

Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and–

(i) pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

(ii) pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares; and

(iii) pursuant to Section 42B of the Act, the Company shall have the acquire its own shares to be held as treasury shares.

Signed by duly authorised persons in the presence of at least one witness attesting the signature thereof:-

Theodore Neos	
Name: Theodore Neos	Karol Korzeniowski
Title: SVP, Deputy General Counsel & Corporate Secretary	[signature]
(Authorised persons)	(Witnesses)

Dated this 3rd day of July, 2019

Legal – 14684161.3

Registration No. 54782

BERMUDA

CERTIFICATE OF MERGER

In accordance with the provisions of Section 108 of the Companies Act, 1981 (“Act”), I HEREBY issue this Certificate of Merger to the surviving company bearing the name

Fairfax Financial Holdings (Bermuda), Ltd

consequent upon the merger of Fairfax Financial Holdings (Bermuda), Ltd and Allied World Assurance Company Holdings, Ltd effective the 10th day of July 2019.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 10th day of July 2019

/s/ Maria Boodram
Maria Boodram
for Registrar of Companies

FORM NO. 3a	Registration No. 54782

BERMUDA

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Fairfax Financial Holdings (Bermuda), Ltd by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Allied World Assurance Company Holdings, Ltd on the 10th day of July 2019.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 10th day of July 2019

/s/ Maria Boodram
Maria Boodram
for Registrar of Companies